UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2013

Secure It Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-180230	990373017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #59722, San Francisco CA	94104-5401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	866.766.4202

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 31, 2013, Ofir Ben Arzi and Binyamin Brodman resigned their position as directors and officers of our company and George Drazenovic was appointed a director, president, secretary and treasurer of our company.

The resignations of Ofir Ben Arzi and Binyamin Brodman were not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

George Drazenovic

George is an entrepreneur with a track record of incubating start-up ventures in a variety of sectors, including alternative energy, precious metals, oil and gas, and coal. As a Director, CFO and consultant for numerous junior publicly traded companies, he brings business development, planning and securities regulatory experience, and has raised in excess of $20 m. from hedge funds, brokerage houses and European banks for exploration and acquisitions.

George holds an MBA in finance from the University of Notre Dame, a BA in economics from the University of British Columbia, and is a member in good standing with the Certified General Accountants of British Columbia and Vancouver Society of Chartered Financial Analysts. He is a featured lecturer for the CFA program and has taught at various post-secondary institutions on the topics of Fixed Income Securities, Financial Statement and Credit Analysis, Derivatives and Corporate Finance.

Our board of directors now consists solely of George Drazenovic. There have been no transactions between our company and George Drazenovic since our last fiscal year which would be required to be reported herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE IT CORP.

Date: August 15, 2013	By:	/s/ George Drazenovic
George Drazenovic
President and Director

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